FIRST AMENDMENT
                                       TO
                          GENERAL AGENT SALES AGREEMENT

     FIRST AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of January 1, 2003 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Equitable"), a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the "General Agent").

     Equitable Life and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them (the "Sales Agreement") to provide that all compensation due and payable by Equitable to the General Agent on premiums and/or consideration, as the case may be, received by Equitable on or subsequent to January 1, 2003 on life insurance policies, qualified periodic annuities and individual qualified and non-qualified annuities sold or serviced by the General Agent pursuant to the Sales Agreement will be calculated and paid in accordance with the Amended and Restated Schedules 1, 2 and 3 of Exhibit A attached hereto and made a part hereof.

     The original Schedules 1, 2 and 3 of Exhibit A attached to and made a part of the Sales Agreement shall have no force or effect with respect to the sale and/or servicing of such products on or after such date.

     Except as modified and amended hereby, the Sales Agreement is in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

  THE EQUITABLE LIFE ASSURANCE                 AXA NETWORK, LLC
         SOCIETY OF THE UNITED STATES          AXA NETWORK OF ALABAMA, LLC
                                               AXA NETWORK OF CONNECTICUT,
  By:_________________________                    MAINE AND NEW YORK, LLC
       Stanley B. Tulin                        AXA NETWORK INSURANCE
       Vice Chairman and                          AGENCY OF MASSACHUSETTS, LLC
       Chief Financial Officer                 AXA NETWORK OF PUERTO RICO, INC.
                                               AXA NETWORK INSURANCE AGENCY
                                                  OF TEXAS, INC.

                                               By:___________________________
                                                   John M. Lefferts
                                                   President - Retail Division

168419
                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 1

                         EFFECTIVE AS OF JANUARY 1, 2003

                           General Agent Compensation
                                       for
                       Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of January 1, 2003 and is attached to and made part of the First Amendment to General Agent Sales Agreement dated as of January 1, 2003 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC, et al.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. From and after January 1, 2003 total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable in respect of such policy as more particularly set forth in the following tables:

Variable Life Insurance Products
--------------------------------

        Type of Premium                                               Percentage
        ---------------                                               ----------

        First Policy Year

                 Qualifying First Year Premiums Up to Target             99.0%
                 Excess Premiums                                         8.5%

        Renewals                                                         11.0%

Non-Variable Life Insurance Products
------------------------------------

        Type of Premium                                               Percentage
        ---------------                                               ----------

        First Policy Year

                 Scheduled Premiums                                      99.0%
                 Qualifying First Year Premiums up to Target             99.0%
                 Excess Premiums                                         8.5%

        Renewal Years                                                    8.0%

168419
                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 2

                         EFFECTIVE AS OF JANUARY 1, 2003

  General Agent Compensation for Qualified Periodic Annuity Sales and Servicing

This Amended and Restated Schedule 2 of Exhibit A is effective as of January 1, 2003 and is attached to and made part of the First Amendment to General Agent Sales Agreement dated as of January 1, 2003 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC, et al.

Compensation to the General Agent in connection with the sale and servicing of periodic premium annuity contracts qualified under Sections 401, 403 or 457 of the Internal Revenue Code, as amended, will be calculated on a contract by contract and certificate by certificate basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. From and after January 1, 2003 total compensation to the General Agent in respect of the sale and servicing of each qualified periodic premium annuity contract or certificate will be a percentage of the consideration received by Equitable in respect of such contract or certificate as more particularly set forth in the following tables:

Momentum Solutions, Momentum Strategy and Momentum Select
---------------------------------------------------------

       Type of Product            Type of Consideration            Percentage
       ---------------            ---------------------            ----------

     Single Consideration                                             5.0%

       Periodic Premium           First Policy Year                   5.0%
                                  Renewal Years                       4.0%

Momentum, Momentum Plus, Association and Retirement Income Annuity
------------------------------------------------------------------

       Type of Product            Type of Consideration            Percentage
       ---------------            ---------------------            ----------

     Single Consideration                                             6.0%

       Periodic Premium           First Policy Year                   6.0%
                                  Renewal Years                       6.0%

All Other Qualified Periodic Annuities
--------------------------------------

      Type of Product            Type of Consideration            Percentage
       ---------------            ---------------------            ----------

      Periodic Premium           First Policy Year                   16.0%
                                 Renewal Years                       6.0%

168419

                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 3

                         EFFECTIVE AS OF JANUARY 1, 2003

                           General Agent Compensation
                                       for
       Individual Qualified and Non-Qualified Annuity Sales and Servicing

This Amended and Restated Schedule 3 of Exhibit A is effective as of January 1, 2003 and is attached to and made part of the First Amendment to General Agent Sales Agreement dated as of January 1, 2003 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC, et al.

Compensation to the General Agent in connection with the sale and servicing of all annuity contracts other than tax qualified periodic premium annuity contracts will be calculated on a contract by contract and certificate by certificate basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. From and after January 1, 2003 total compensation to the General Agent in respect of the sale and servicing of each such annuity contract or certificate, other than Accumulator Advisor contracts, will be a percentage of the consideration received by Equitable in respect of such contract or certificate as more particularly set forth in the following table:

          Type of Consideration                   Percentage
          ---------------------                   ----------

             First Policy Year                       8.5%

             Renewal Years                           8.5%

No compensation will be paid to the General Agent in respect of the sale and servicing of Accumulator Advisor contracts.